Exhibit 21.1

Mead Johnson Nutrition Company Subsidiaries as of December 31, 2009

Entity Name	Jurisdiction
Mead Johnson Nutrition S. r. l.	Argentina
Mead Johnson Nutrition (Australia) Pty Ltd	Australia
Mead Johnson Nutrition (Belgium) BVBA	Belgium
Mead Johnson Do Brasil Comercio e Importacao De Productos de Nutricao Ltda.	Brazil
Mead Johnson Nutrition (Canada) Co.	Canada
Mead Johnson Nutritionals China Ltd.	China
Mead Johnson Nutrition (Colombia) Ltda.	Colombia
Mead Johnson Nutrition Denmark (a Representation Office of Mead Johnson B.V.)	Denmark
Mead Johnson Nutrition (Ecuador) Cia. Ltda.	Ecuador
Mead Johnson Nutrition (France) SAS	France
Mead Johnson Nutrition (Hong Kong) Limited	Hong Kong
Mead Johnson Nutrition (India) Private Limited	India
PT Mead Johnson Indonesia	Indonesia
Mead Johnson Nutrition Ireland (a Representation Office of Mead Johnson B.V.)	Ireland
Mead Johnson Nutrition (Italia) S.r.l.	Italy
Mead Johnson Nutrition (Malaysia) Sdn. Bhd.	Malaysia
Mead Johnson Nutricionales de Mexico, S. de R.L. de C.V.	Mexico
BMS Pharmaceuticals Asia Holdings B.V.	Netherlands
GMK Holdings B.V.	Netherlands
Mead Johnson B.V.	Netherlands
MJN Holdings (Netherlands) B.V.	Netherlands
Mead Johnson Nutrition Norway(a Representation Office of Mead Johnson B.V.)	Norway
Mead Johnson Nutrition (Peru) S.r.l.	Peru
2309 Realty Corporation	Philippines
Mead Johnson Nutrition (Philippines), Inc.	Philippines
Sphinx Holdings Company, Inc.	Philippines
Mead Johnson Nutrition (Poland) Sp. z. o.o.	Poland
Mead Johnson Nutrition (Portugal) Nutricao Infantil, Sociedade Unipessooal, Lda.	Portugal
Limited Liability Company Mead Johnson Nutrition	Russia
Mead Johnson Nutrition (Singapore) Pte. Ltd.	Singapore
Mead Johnson Nutrition Holdings (Singapore) Pte. Ltd.	Singapore
Triple J Ingredients Pte. Ltd.	Singapore
Mead Johnson Nutrition (Spain) S.L.	Spain
Mead Johnson Nutrition (Sweden) AB	Sweden
Mead Johnson Nutrition (Taiwan) Co. Ltd.	Taiwan
Mead Johnson Nutrition (Thailand) Ltd.	Thailand
Mead Johnson Nutrition (UK) Ltd.	United Kingdom
Blisa, L.L.C.	Delaware
Mead Johnson & Company, LLC	Delaware
Mead Johnson Nutrition (Dominicana) S.A.	Delaware
Mead Johnson Nutrition (Puerto Rico) Inc.	Delaware
Mead Johnson Nutrition (Venezuela) LLC	Delaware
Mead Johnson Nutrition Nominees LLC	Delaware
Mead Johnson Nutrition Venezuela, S.C.A.	Venezuela
Mead Johnson Nutrition (Vietnam) Company Limited	Viet Nam